Exhibit 16.1

[Letterhead of Grant Thornton LLP]

April 18, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Globus Medical, Inc.
File No. 001-35621

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of Globus Medical, Inc. dated April 18, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP